UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)

On January 26, 2017, MSC Industrial Direct Co., Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”).  A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below.  On all matters (including the election of directors) submitted to a vote of the Company’s shareholders, the Company’s Class A common stock and Class B common stock vote together as a single class, with each holder of Class A common stock entitled to one vote per share of Class A common stock and each holder of Class B common stock entitled to ten votes per share of Class B common stock.  Broker non-votes and abstentions are not considered votes cast at the Annual Meeting and are not counted for any purpose in determining whether a matter has been approved.

1.	Election of directors to serve for one-year terms:

	Votes Cast	Votes	Broker	Percentage of
Nominee	For	Withheld	Non-Votes	Votes Cast For
Jonathan Byrnes	157,425,222	246,254	2,816,226	99.8%

Roger Fradin	154,197,922	3,473,554	2,816,226	97.8%

Erik Gershwind	156,975,388	696,088	2,816,226	99.6%

Louise Goeser	157,086,247	585,229	2,816,226	99.6%

Mitchell Jacobson	156,891,559	779,917	2,816,226	99.5%

Michael Kaufmann	157,082,328	589,148	2,816,226	99.6%

Denis Kelly	157,254,221	417,255	2,816,226	99.7%

Steven Paladino	157,083,111	588,365	2,816,226	99.6%

Philip Peller	157,230,754	440,722	2,816,226	99.7%

Each of the nominees was re-elected by the Company’s shareholders to serve on the board of directors for a one-year term expiring at the Company’s 2018 Annual Meeting of Shareholders, and until their respective successors have been elected, or until their earlier resignation or removal.

2.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

			Percentage of
Votes Cast For	Votes Cast Against	Abstentions	Votes Cast For
160,307,418	166,146	14,138	99.9%

Proposal No. 2 was approved by the Company’s shareholders.

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

				Percentage of
Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes	Votes Cast For
155,960,504	1,678,037	32,935	2,816,226	98.9%

Proposal No. 3, an advisory vote, was approved by the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: January 26, 2017	By:	/s/ Rustom Jilla
	Name:	Rustom Jilla
	Title:	Executive Vice President and Chief Financial Officer